Exhibit 99.1

BGC PARTNERS ANNOUNCES LAUNCH OF EXCHANGE OFFER FOR ITS 3.750% SENIOR NOTES DUE 2024

NEW YORK, NY – October 28, 2019 - BGC Partners, Inc. (NASDAQ: BGCP) (“BGC”), a leading global brokerage and financial technology company, today announced an offer to exchange up to $300 million aggregate principal amount of its outstanding 3.750% Senior Notes due 2024 (the “Old Notes”) for an equivalent amount of its 3.750% Senior Notes due 2024 registered under the Securities Act of 1933, as amended (the “Exchange Notes”).

$300 million in aggregate principal amount of the Old Notes were issued and sold by the Company in September 2019, in a private offering.

The exchange offer will expire at 5:00 p.m., New York City time, on Monday, December 2, 2019, unless extended. Tenders of Old Notes must be made before the exchange offer expires and may be withdrawn any time prior to the expiration of the exchange offer. The exchange offer is being made to satisfy the Company’s obligations under a registration rights agreement entered into in connection with the issuance of the Old Notes, and does not represent a new financing transaction.

The terms of the exchange offer are set forth in a prospectus dated October 28, 2019. Copies of the prospectus and the other exchange offer documents may be obtained from the exchange agent:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070

600 South Fourth Street

Minneapolis, MN 55402

Telephone: 1-800-344-5128

This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any Old Notes or Exchange Notes. The exchange offer is being made only pursuant to the exchange offer prospectus, which is being distributed to holders of the Old Notes and has been filed with the Securities and Exchange Commission as part of BGC Partners, Inc.’s Registration Statement on Form S-4 (File No. 333-234176), which was declared effective on October 24, 2019.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage and financial technology company. BGC’s offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and

Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contacts:

Ujjal Basu Roy or Jason McGruder

+1 212-610-2426